SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

(AMENDMENT NO.___)

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[ ]	Definitive Additional Materials

[ ]	Soliciting Material Pursuant to sec. 240.14a-11(c) or sec. 240.14a-12

CardioGenesis Corporation
(formerly known as Eclipse Surgical Technologies, Inc.)

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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CARDIOGENESIS CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To Be Held Friday, May 31, 2002

To the Shareholders:

      NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of CardioGenesis Corporation (formerly known as Eclipse Surgical Technologies, Inc.), a California corporation (“CardioGenesis”), will be held on Friday, May 31, 2002, at 2:00 p.m. Pacific Daylight Time, at CardioGenesis’ corporate headquarters, located at 26632 Towne Centre Drive, Suite 320, Foothill Ranch, California 92610 for the following purposes:

1.	To elect five (5) directors to serve until the next Annual Meeting of Shareholders or until their successors are elected and qualified.

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of CardioGenesis for the fiscal year ending December 31, 2002.

3.	To approve an amendment to the Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 1,500,000 shares.

4.	To approve an amendment to the Director Stock Option Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 250,000 shares.

5.	To transact such other business as may properly come before the meeting, including any motion to adjourn to a later date to permit further solicitation of proxies, if necessary, or any adjournment thereof.

      The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. Only shareholders of record at the close of business on April 19, 2002, are entitled to notice of and to vote at the meeting and any subsequent adjournment or postponement of the meeting.

      All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Shareholders attending the meeting may vote in person even if they have returned a proxy.

Sincerely,

DARRELL F. ECKSTEIN
Secretary

Foothill Ranch, California

May 3, 2002

YOUR VOTE IS IMPORTANT.

IN ORDER TO ASSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE REQUESTED TO COMPLETE, SIGN AND DATE THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE AND RETURN IT IN THE ENCLOSED ENVELOPE.

PROXY STATEMENT FOR 2002 ANNUAL MEETING OF SHAREHOLDERS
INFORMATION CONCERNING SOLICITATION AND VOTING
PROPOSAL ONE ELECTION OF DIRECTORS
PROPOSAL TWO RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS
PROPOSAL THREE AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE BY 1,500,000 SHARES
PROPOSAL FOUR AMENDMENT TO THE DIRECTOR STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE BY 250,000 SHARES
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
MANAGEMENT
EXECUTIVE COMPENSATION AND OTHER MATTERS
Option Grants in Last Fiscal Year Individual Grants
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS
STOCK PERFORMANCE GRAPH
OTHER MATTERS

CARDIOGENESIS CORPORATION

PROXY STATEMENT FOR 2002
ANNUAL MEETING OF SHAREHOLDERS

INFORMATION CONCERNING SOLICITATION AND VOTING

General

      This Proxy Statement is furnished to the shareholders of CARDIOGENESIS CORPORATION (formerly known as Eclipse Surgical Technologies, Inc.), a California corporation (“CardioGenesis”), in connection with the solicitation of proxies on behalf of the Board of Directors of CardioGenesis for use at the 2002 Annual Meeting of Shareholders (“2002 Annual Meeting”) to be held Friday, May 31, 2002, at 2:00 p.m. Pacific Daylight Time, and at any subsequent adjournment or postponement of the 2002 Annual Meeting, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Shareholders. The 2002 Annual Meeting will be held at CardioGenesis’ corporate headquarters, located at 26632 Towne Centre Drive, Suite 320, Foothill Ranch, California 92610. The telephone number of CardioGenesis is (714) 649-5000.

      Our Annual Report to Shareholders for the year ended December 31, 2001, including financial statements, and these proxy materials were first mailed on or about May 3, 2002 to all shareholders entitled to vote at the meeting.

Record Date and Voting Securities

      Only shareholders of record at the close of business on April 19, 2002 are entitled to notice of and to vote at the 2002 Annual Meeting. We have one series of Common Shares outstanding, no par value (the “Common Stock”). On April 19, 2002, 36,977,213 shares of our Common Stock were issued and outstanding and held of record by 205 registered shareholders.

Voting

      Each shareholder is entitled to one vote for each share of Common Stock held on the record date of April 19, 2002. Every shareholder voting for the election of directors (Proposal One) may cumulate votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of shares that the shareholder is entitled to vote, or distribute votes on the same principle among as many candidates as the shareholder may select. However, votes cannot be cast for more than five (5) candidates. No shareholder is entitled to cumulate votes for a particular candidate unless that candidate’s name has been placed in nomination prior to the voting and the shareholder, or any other shareholder, has given notice at the meeting, before the voting, of his intention to cumulate votes. On all other matters, each share of Common Stock has one vote. A quorum, representing the holders of a majority of the outstanding shares of Common Stock on the record date, must be present or represented for the transaction of business at the 2002 Annual Meeting. Abstentions and broker nonvotes will be counted in establishing the quorum.

Revocability of Proxies

      Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use by (a) delivering to the Secretary of CardioGenesis a written notice of revocation or a duly executed proxy bearing a later date or (b) attending the meeting and voting in person.

Solicitation Expenses

      This solicitation of proxies is made by us and all related costs will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to those beneficial owners. Proxies may also be solicited by certain of our directors, officers and regular employees, without additional compensation, personally, by telephone or by telegram. Except as described above, we do not presently intend to solicit proxies other than by mail.

Deadline for Shareholder Proposals

      We currently intend to hold our 2003 Annual Meeting of Shareholders in late-May 2003 and to mail proxy statements relating to such meeting in late-April 2003. Shareholders interested in presenting a proposal for consideration at CardioGenesis’ 2003 Annual Meeting of Shareholders may do so by following the procedures prescribed by Rule 14a-8 under the Securities Act of 1934 and CardioGenesis’ Bylaws. To be eligible for inclusion in the proxy statement and proxy card mailed to shareholders by CardioGenesis, shareholder proposals must be submitted no later than December 21, 2002 to CardioGenesis Corporation at 26632 Towne Centre Drive, Suite 320, Foothill Ranch, California 92610, Attention: Secretary. Shareholders who intend to present a proposal at the 2003 Annual Meeting of Shareholders, without including such proposal in CardioGenesis’ proxy statement, must provide CardioGenesis’ Secretary with written notice of such proposal no later than February 28, 2003.

PROPOSAL ONE

ELECTION OF DIRECTORS

Nominees

      We currently have five (5) directors. A board of five (5) directors is to be elected at the 2002 Annual Meeting. Unless otherwise instructed, the proxy holders will vote the proxies received by them for our five (5) nominees named below, all of whom are presently directors of CardioGenesis. If any of our nominees is unable or declines to serve as a director at the time of the 2002 Annual Meeting, the proxies will be voted for any nominee who is designated by the present Board of Directors to fill the vacancy. We are not aware of any nominee who will be unable or who will decline to serve as a director. If additional individuals are nominated for election as directors, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) that will assure the election of as many of the nominees listed below as possible. In that event, the specific nominees to be voted for will be determined by the proxy holders. The term of office for each person elected as a director will continue until the 2003 Annual Meeting of Shareholders or until a successor has been duly elected and qualified.

Vote Required

      If a quorum is present and voting, the five (5) nominees receiving the highest number of affirmative votes will be elected to the Board of Directors. Abstentions and broker nonvotes are not counted in the election of directors.

Nominees

      The names of the nominees and certain information about them as of March 31, 2002 is set forth below:

Name	Age	Position

Michael J. Quinn	57	Chairman of the Board, President and Chief Executive Officer
Jack M. Gill, Ph.D.(1)(3)	66	Director
Joseph R. Kletzel, II(2)(3)	52	Director
Robert L. Mortensen(1)(2)(3)	67	Director
Robert C. Strauss(1)(2)	60	Director

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating Committee

      All Directors hold office until the next annual meeting of the shareholders or until their successors have been elected and qualified. Officers serve at the discretion of our Board of Directors and are appointed annually. There are no family relationships between any of our directors or officers.

      Michael J. Quinn has served as our Chief Executive Officer, President, Chairman of the Board and Director since October 2000. From November 1999 to September 2000, Mr. Quinn served as Chief Executive Officer, President and a member of the Board of Directors for Premier Laser Systems, a manufacturer of surgical and dental products. From January 1998 to November 1999, Mr. Quinn served as President and Chief Operating Officer of Imagyn Medical Technologies, Inc., a manufacturer of minimally invasive surgical specialty products. From 1995 through December 1997, Mr. Quinn served as President and Chief Operating Officer of Fisher Scientific Company. Prior to 1995, Mr. Quinn held senior operating management positions at major healthcare organizations including American Hospital Supply Corporation, Picker International, Cardinal Health Group and Bergen Brunswig.

      Jack M. Gill, Ph.D. has been one of our directors since March 1999. Dr. Gill formerly served as Chairman of the Board of Directors of the former CardioGenesis Corporation from November 1993 to March 1999. Dr. Gill is a founding general partner of Vanguard Venture Partners and has served in such capacity since 1981. Dr. Gill is a director of a number of privately held medical device companies. Dr. Gill received his B.S. degree in Engineering from Lamar University and his Ph.D. in Organic Chemistry from Indiana University. Dr. Gill now lives in Boston and is a faculty member at Harvard Medical School.

      Joseph R. Kletzel, II became a member of the Board in September 2001. Mr. Kletzel serves as Chief Operating Officer for Advanced Tissue Sciences in La Jolla, California, where he is responsible for the day-to-day operations, as well as all aspects of product & clinical research and development, the management of strategic alliances, regulatory and IT functions. Mr. Kletzel’s most previous positions include President of Fisher Scientific International in Pittsburgh, Pennsylvania from 1996-1998 and President and COO of Devon Industries in Chatsworth, California from 1992-1996. He received his BS in Biology at Villanova University and is a retired Captain from the U.S. Marine Corps.

      Robert L. Mortensen has served as one of our directors since April 1992. Mr. Mortensen has been a member of the Board of Directors of Lightwave Electronics Corporation a solid-state laser company that he founded since 1984 and until recently was either President or Chairman of the Board of that company. Mr. Mortensen holds an M.B.A. from Harvard University.

      Robert C. Strauss has been one of our directors since March 1999. Mr. Strauss formerly served on the Board of Directors of the former CardioGenesis Corporation from December 1997 to March 1999. Mr. Strauss has served as President, Chief Executive Officer and Chairman of the Board of Noven Pharmaceuticals, Inc. since December 1997. From March 1997 to July 1997, Mr. Strauss served as President and Chief Operating Officer of IVAX Corporation, a pharmaceutical company. In 1983, Mr. Strauss joined Cordis Corporation, a medical device company, as Chief Financial Officer. From February 1987 to February 1997, he served as President and Chief Executive Officer of Cordis Corporation and in 1995, Mr. Strauss was named Chairman of the Board. Mr. Strauss serves on the board of trustees for the University of Miami and holds positions on the board of directors of several public companies. Mr. Strauss received his Bachelor of Science degree in Engineering Physics from the University of Illinois and his Master of Science in Physics from the University of Idaho.

Attendance at Meetings

      Our Board of Directors held a total of 6 meetings during 2001. Of the total number of meetings of the Board of Directors held in 2001, all directors attended at least 75% of the meetings held. Dr. Kaganov resigned from the Board of Directors effective July 15, 2001 and was subsequently replaced by Joseph R. Kletzel, II at the next meeting of the Board of Directors on September 5, 2001.

      The Board of Directors has an Audit Committee, a Compensation Committee and a Nominating Committee. Of the total number of meetings of the Audit Committee, the Compensation Committee and the

Nominating Committee, all directors which were members of those committees during 2001 attended at least 75% of the meetings held.

Audit Committee

      The Audit Committee of CardioGenesis’ Board of Directors is composed of three “independent directors” as that term is defined by the listing standards of the National Association of Securities Dealers, Inc. In 2001, the Audit Committee consisted of Robert L. Mortensen and Robert C. Strauss prior to the appointment of Jack M. Gill on June 13, 2001 and met one (1) time.

      This committee is primarily responsible for approving the services performed by our independent auditors and for reviewing and evaluating our accounting principles and CardioGenesis’ system of internal accounting controls. For additional information on the Audit Committee, see “REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS.”

Compensation Committee

      In 2001, the Compensation Committee consisted of Robert L. Mortensen and Robert C. Strauss prior to the appointment of Joseph R. Kletzel, II in November 2001 and met four (4) times. This committee reviews and approves our executive compensation policy and plan. For additional information on the Compensation Committee, see “REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS.”

Compensation Committee Interlocks and Insider Participation

      The Compensation Committee of our Board of Directors for the year ended December 31, 2001 consisted of Robert L. Mortensen, Robert C. Strauss and Joseph R. Kletzel, II. No member of the Compensation Committee has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Nominating Committee

      In November 2001, the Board of Directors created a standing Nominating Committee consisting of Robert L. Mortensen, Jack M. Gill and Joseph R. Kletzel, II, which did not meet in 2001. The Nominating Committee proposes nominees for election or reelection to the Board of Directors. Should a vacancy in the Board of Directors occur, the Nominating Committee will seek and nominate qualified individuals. The Nominating Committee will consider nominees for director whose names are timely submitted by holders of CardioGenesis Common Stock in writing addressed to the Nominating Committee accompanied by such information regarding the nominee as would be required under the rules of the Securities and Exchange Commission were the stockholder soliciting proxies with regard to the election of such nominee.

Director Compensation

      For serving on the Board of Directors, directors who are not compensated as our employees or as consultants to us receive fees of $1,500 per board meeting and $500 per committee meeting, provided such committee meeting does not occur on the same day as a board meeting. We also have a Director Stock Option Plan for non-employee directors. In fiscal year 2001, directors Jack M. Gill, Robert C. Strauss, Alan L. Kaganov and Robert L. Mortensen were each granted an option to purchase an aggregate of 7,500 shares of Common Stock upon re-election to our Board of Directors in June 2001. In September 2001, Joseph R. Kletzel, II was granted an option to purchase an aggregate of 57,000 shares of Common Stock of which 22,500 shares were granted upon election to our Board of Directors due to the vacancy created by the resignation of Alan L. Kaganov. In the same month, directors Jack M. Gill, Robert C. Strauss and Robert L. Mortensen were each granted an option to purchase an aggregate of 49,500 shares of Common Stock.

Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE FIVE (5) NOMINEES FOR THE BOARD OF DIRECTORS LISTED ABOVE.

PROPOSAL TWO

RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

      Our Board of Directors has selected PricewaterhouseCoopers LLP (“PWC”), independent auditors, to audit our consolidated financial statements for the fiscal year ending December 31, 2002, and recommends that the shareholders vote for ratification of that appointment. Notwithstanding this selection, the Board of Directors, in its discretion, may direct the appointment of new independent auditors at any time during the year, if the Board of Directors feels that such a change would be in the best interest of CardioGenesis and our shareholders. If there is a negative vote on ratification, our Board of Directors will reconsider its selection.

      PWC has audited our financial statements annually since 1989. Representatives of PWC are expected to be present at the 2002 Annual Meeting with the opportunity to make a statement if they desire to do so. They are also expected to be available to respond to appropriate questions.

Audit Fees

      For the year ended December 31, 2001, PWC, CardioGenesis’ independent public accountants, will charge CardioGenesis approximately an aggregate of $105,990 for professional services rendered for the audit of CardioGenesis’ financial statements for such period and the review of the financial statements included in CardioGenesis’ Quarterly Reports on Form 10-Q during such period.

Financial Information Systems Design and Implementation Fees

      PWC did not render professional services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001.

All Other Fees

      For the year ended December 31, 2001, PWC billed CardioGenesis an aggregate of $106,479 in connection with tax services, filing of registration statements and other accounting advice.

Vote Required

      The affirmative vote of a majority of the votes cast is required to ratify the Board of Director’s selection. In addition, the affirmative votes must represent at least a majority of the required quorum. If the shareholders reject the nomination, our Board of Directors will reconsider its selection.

Recommendation of the Board of Directors

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT AUDITORS.

PROPOSAL THREE

AMENDMENT TO THE STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE BY 1,500,000 SHARES

Increase of 1,500,000 Shares of Common Stock

      The Stock Option Plan of CardioGenesis, as amended and restated in January 2002 (the “Option Plan”), was approved by the Board of Directors and the shareholders in April 1996. A total of 5,600,000 shares of Common Stock are currently reserved for issuance under the Option Plan. In April 2002, the Board of Directors approved a further increase of 1,500,000 shares of Common Stock issuable under the Option Plan, which, if approved by the shareholders, would increase the total shares of Common Stock reserved for issuance under the Option Plan since its inception to 7,100,000 shares. The Option Plan terminates on

March 31, 2006. A summary of the principal terms of the Option Plan is located in Appendix A to this Proxy Statement.

      The Board of Directors believes the requested increase in the shares of Common Stock reserved for issuance under the Option Plan is in the best interests of CardioGenesis. The Board of Directors believes that the increase will provide an adequate reserve of shares of Common Stock available for issuance under the Option Plan, which is necessary to enable CardioGenesis to compete successfully with other companies in attracting and retaining valuable employees and to expand its operations.

      As of March 31, 2002, options to purchase 2,632,173 shares of Common Stock were unexercised and outstanding under the Option Plan. As of March 31, 2002, 329,184 shares of Common Stock remained available for future option grants under the Option Plan, excluding the proposed increase of 1,500,000 shares. The aggregate market value of the unexercised and outstanding options to purchase 2,632,173 shares of Common Stock under the Option Plan at March 31, 2002 was $3,237,573 based on a closing price of $1.23 on the Nasdaq National Market on that date. See the section entitled “Amended and New Plan Benefits” below for certain information with respect to options granted under the Option Plan in 2001.

Vote Required

      The affirmative vote of a majority of the shares of the Common Stock present or represented and entitled to vote at the 2002 Annual Meeting is required for approval of this Proposal.

Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE THEREUNDER BY 1,500,000 SHARES.

PROPOSAL FOUR

AMENDMENT TO THE DIRECTOR STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE BY 250,000 SHARES

Increase of 250,000 Shares of Common Stock

      The Director Stock Option Plan of CardioGenesis, as amended and restated January 2002 (the “Director Plan”) was approved by the Board of Directors and by the shareholders in April 1996. A total of 325,000 shares of Common Stock are currently reserved for issuance under the Director Plan. In April 2002, the Board of Directors approved a further increase of 250,000 shares of Common Stock issuable under the Director Plan, which, if approved by the shareholders, would increase the total shares reserved for issuance under the Director Plan since its inception to 575,000 shares. The Director Plan terminates in April 2006. A summary of the principal terms of the Director Plan is located in Appendix B to this Proxy Statement.

      The Board believes that the availability of an adequate number of shares reserved for issuance under the Company’s Director Plan is an important factor in attracting and retaining experienced and qualified persons to serve on the Company’s Board of Directors. The Board also believes that the Director Plan works to align the financial interests of the Board members with those of the Company’s shareholders. Therefore, subject to shareholder approval, the Board has amended the Director Plan to increase the number of shares reserved for issuance under the Director Plan by 250,000 shares.

      Under the Director Plan, each new nonemployee director automatically receives a nonstatutory stock option to purchase 22,500 shares of the Company’s Common Stock upon becoming a nonemployee director (a “First Option”). Each nonemployee director is also automatically granted a nonstatutory option to purchase 7,500 shares of Common Stock upon reelection annually to the Board of Directors (a “Subsequent Option”). Under the Director Plan, unless otherwise specified by the Board, shares subject to the First Option shall become exercisable on the first, second and third anniversaries of the date of grant and shares subject to the Subsequent Option shall become exercisable on the first anniversary of the date of grant.

      As of March 31, 2002, under the Director Plan, options to purchase 325,000 shares of Common Stock were outstanding and no options had been exercised. The aggregate market value of the unexercised and outstanding options to purchase 325,000 shares of Common Stock under the Director Plan was $399,750 based on a closing price of $1.23 on the Nasdaq National Market on March 31, 2002. See “Amended and New Plan Benefits” below for certain information with respect to options granted under the Director Plan in 2001.

Vote Required

      The affirmative vote of a majority of the shares of the Common Stock present or represented and entitled to vote at the 2002 Annual Meeting is required for approval of this Proposal.

Recommendation

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE AMENDMENT TO THE DIRECTOR STOCK OPTION PLAN TO INCREASE THE NUMBER OF SHARES OF COMMON STOCK RESERVED FOR ISSUANCE UNDER THE DIRECTOR PLAN BY 250,000 SHARES.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

      The following table sets forth as of March 31, 2002 (except as noted in the footnotes) certain information with respect to the beneficial ownership of our Common Stock by (i) each person known by us to own beneficially more than 5% of our outstanding shares of Common Stock; (ii) each of our directors; (iii) each of our Named Executive Officers; and (iv) all directors and Named Executive Officers as a group. Except as indicated in the footnotes to this table, the persons and entities named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, subject to community property laws where applicable.

	Shares of Common Stock
	Beneficially Owned(1)

		Percentage
Name of Beneficial Owner	Number	Ownership

5% Shareholders:
Perkins Capital Management, Inc.(2)	3,788,600	10.4%
730 East Lake Street Wayzata, MN 55391
State of Wisconsin Investment Board(3)	5,122,225	14.0%
120 East Wilson Street Madison, WI 53703

Directors:
Jack M. Gill, Ph.D.(4)	1,240,818	3.4%
Joseph Kletzel, II(5)	38,000	*
Robert L. Mortensen(6)	135,696	*
Robert C. Strauss(7)	63,000	*

Named Executive Officers:
Michael J. Quinn(8)(9)	469,443	1.3%
Darrell F. Eckstein(10)	67,762	*
Richard P. Lanigan(11)	131,941	*
Christopher M. Owens(12)	26,808	*
J. Stephen Wilkins(13)(14)	57,241	*
Thomas L. Kinder(15)(16)	39,308	*
Janet K. Castaneda(17)(18)	50,553	*
Nancy Lince(19)	—	*
All directors and officers as a group (12 persons)(20)	2,320,570	6.4%

     *     Less than 1%.

(1)	Percentage ownership is based on 36,506,723 shares of Common Stock outstanding as of March 31, 2002.

(2)	The number of shares of Common Stock beneficially owned or of record has been determined solely from information reported on a Schedule 13G as of March 31, 2002.

(3)	The number of shares of Common Stock beneficially owned or of record has been determined solely from information reported on a Schedule 13G as of February 15, 2002. On April 11, 2002, CardioGenesis sold an additional 500,000 shares of Common Stock to the State of Wisconsin Investment Board increasing the number of shares it owns to 5,622,225 and ownership percentage to 15.2%.

(4)	Includes 63,000 shares of Common Stock subject to stock options held by Dr. Gill that are exercisable within 60 days of March 31, 2002.

(5)	Includes 38,000 shares of Common Stock subject to stock options held by Mr. Kletzel that are exercisable within 60 days of March 31, 2002.

(6)	Includes 109,500 shares of Common Stock subject to stock options held by Mr. Mortensen that are exercisable within 60 days of March 31, 2002.

(7)	Includes 63,000 shares of Common Stock subject to stock options held by Mr. Strauss that are exercisable within 60 days of March 31, 2002.

(8)	Michael J. Quinn is both a member of the Board of Directors and a Named Executive Officer in his positions as CardioGenesis’ Chief Executive Officer, President and Chairman of the Board.

(9)	Includes 419,443 shares of Common Stock subject to stock options held by Mr. Quinn that are exercisable within 60 days of March 31, 2002.

(10)	Includes 59,722 shares of Common Stock subject to stock options held by Mr. Eckstein that are exercisable within 60 days of March 31, 2002.

(11)	Includes 96,358 shares of Common Stock subject to stock options held by Mr. Lanigan that are exercisable within 60 days of March 31, 2002.

(12)	Includes 24,308 shares of Common Stock subject to stock options held by Mr. Owens that are exercisable within 60 days of March 31, 2002.

(13)	Includes 45,841 shares of Common Stock subject to stock options held by Mr. Wilkins that are exercisable within 60 days of March 31, 2002.

(14)	Number of shares beneficially owned, including shares subject to stock options, is calculated as of the date last employed by CardioGenesis, January 2002.

(15)	Includes 36,808 shares of Common Stock subject to stock options held by Mr. Kinder that are exercisable within 60 days of March 31, 2002.

(16)	Number of shares beneficially owned, including shares subject to stock options, is calculated as of the date last employed by CardioGenesis, January 2002.

(17)	Includes 50,553 shares of Common Stock subject to stock options held by Ms. Castaneda that are exercisable within 60 days of March 31, 2002.

(18)	Number of shares beneficially owned, including shares subject to stock options, is calculated as of the date last employed by CardioGenesis, February 2001.

(19)	Number of shares beneficially owned, including shares subject to stock options, is calculated as of the date last employed by CardioGenesis, March 2001.

(20)	Includes options to purchase an aggregate of 1,006,533 shares of Common Stock held by all officers and directors as a group exercisable within 60 days of March 31, 2002.

MANAGEMENT

Executive Officers

      The following table and discussion set forth certain information with regards to CardioGenesis’ current executive officers (the “Current Executive Officers”).

Name	Age	Position

Michael J. Quinn	58	Chief Executive Officer, President and Chairman of the Board
Darrell F. Eckstein	44	Interim Chief Financial Officer, Vice President, Chief Accounting Officer, Treasurer and Secretary
Richard P. Lanigan	43	Vice President of Government Affairs and Business Development
Michael A. Tuckerman	35	Vice President of Sales
Christopher M. Owens	33	Vice President of Marketing

      Biographical information for Michael J. Quinn is set forth above under Proposal One for the Election of Directors.

      Darrell F. Eckstein has served as our Interim Chief Financial Officer, Vice President, Chief Accounting Officer, Treasurer and Secretary since January 2002 and Vice President of Operations since December 2000. From 1996 to 2000 he served as Vice President and General Manager of the Surgical Products Division of Imagyn Medical Technologies, a manufacturer of minimally invasive surgical specialty products. From 1995 to 1996, Mr. Eckstein was Vice President of Finance, Chief Financial Officer and an Executive Committee member of Richard-Allen Medical Industries Inc., a medical devices company. From 1991 to 1995, Mr. Eckstein was Vice President of Finance, Chief Financial Officer and an Executive Committee member of National Emergency Services Inc., a health care services company that provides physician contract management, medical billing and insurance services. Prior to 1991, Mr. Eckstein worked for Deloitte and Touche, most recently as a Senior Audit Manager, for 11 years. He received his Bachelor of Science degree in Accounting from Indiana University.

      Richard P. Lanigan has been our Vice President of Government Affairs and Business Development since March 2001, Vice President of Sales and Marketing since March 2000 and Director of Marketing since 1997. From 1992 to 1997, Mr. Lanigan served in various positions, most recently Marketing Manager, at Stryker Endoscopy. From 1987 to 1992, Mr. Lanigan served in Manufacturing and Operations management at Raychem Corporation. From 1981 to 1987, he served in the U.S. Navy where he completed six years of service as Lieutenant in the Supply Corps. Mr. Lanigan has a Bachelor of Arts in Finance from Notre Dame and a Masters degree in Systems Management from the University of Southern California.

      Michael A. Tuckerman has been our Vice President of Sales since January 2002 and General Manager, Central Area since May 2001. From 1997 to 2001, Mr. Tuckerman served in various positions, most recently National Manager of Sales, at Heartport Inc. From 1995 to 1997, he served as Technical Sales Representative at Schneider, Inc., a division of Pfizer, Inc., and from 1991 to 1995, Mr. Tuckerman was the Midwest Area Manager for U.S. Surgical Corporation. Mr. Tuckerman has a Bachelor of Science in Marketing from Indiana University.

      Christopher M. Owens has been our Vice President of Marketing since March 2001. Prior to CardioGenesis, Mr. Owens was Director of Marketing for the global Lamellar Surgery business of Bausch & Lomb. The Lamellar Surgery business provides surgical products for vision correction procedures. From 1997 to 2000, Mr. Owens served in a variety of sales related positions (most recently National Sales Manager) at Imagyn Medical Technologies, Inc., a manufacturer of minimally invasive surgical specialty products. From 1996 to 1997, Mr. Owens was Marketing Product Manager for Stackhouse, Inc. From 1990 to 1996 he also served as a Product Development Engineer at Baxter Healthcare Corp. He has both a Bachelor of Science and Masters degree in Plastics Engineering from the University of Massachusetts and a Masters in Business Administration from the University of Phoenix.

EXECUTIVE COMPENSATION AND OTHER MATTERS

Employment Contracts of Executive Officers

      Michael J. Quinn entered into an employment agreement with CardioGenesis effective September 27, 2001. This agreement superceded the letter employment agreement with CardioGenesis effective October 16, 2000. These agreements provided for an annual salary of $330,000, subject to annual review and increase at the discretion of the Board of Directors and options to acquire 700,000 shares of CardioGenesis’ Common Stock at an exercise price equal to $1.688 per share, which is the price of CardioGenesis’ Common Stock on the date the option was granted, October 17, 2000. Mr. Quinn may also be entitled to receive (i) an annual bonus, the amount of which shall be determined by the Board of Directors, not to exceed 35% of Mr. Quinn’s annual salary, and (ii) options or other rights to acquire CardioGenesis’ Common Stock, under terms and conditions determined by the Compensation Committee of the Board of Directors. Mr. Quinn’s employment agreement provides that his employment is for an initial term of three (3) years, which automatically renews for one (1) year terms after the initial term unless terminated in writing thirty (30) days prior to the commencement of a new one (1) year term. Mr. Quinn may be terminated at any time with or without cause subject to certain termination provisions contained in Mr. Quinn’s employment agreement filed as Exhibit 10.11 of CardioGenesis’ 10-K on April 16, 2002.

      Darrell F. Eckstein entered into a letter employment agreement with CardioGenesis effective December 19, 2000. The agreement provides for an annual salary of $225,000, subject to annual review and increase at the discretion of the Board of Directors and options to acquire 100,000 shares of CardioGenesis’ Common Stock at an exercise price equal to $0.563 per share, which is the price of CardioGenesis’ Common Stock on the date the option was granted. Mr. Eckstein may also be entitled to receive (i) an annual bonus, the amount of which shall be determined by the Board of Directors and (ii) options or other rights to acquire CardioGenesis’ Common Stock, under terms and conditions determined by the Compensation Committee of the Board of Directors. Mr. Eckstein’s letter employment agreement provides that his employment is “at will” at the discretion of CardioGenesis, and that he may be terminated at any time with or without notice and with or without cause.

Executive Officer Compensation

      The following table sets forth certain information concerning the annual and long-term compensation for services rendered in all capacities to CardioGenesis for the fiscal year 2001 by (i) all individuals who served at one point during 2001 as CardioGenesis’ Chief Executive Officer, (ii) the five most highly compensated executive officers having compensation of at least $100,000 or more serving at the end of the fiscal year 2001, and (iii) two additional individuals who served as executive officers for CardioGenesis during the fiscal year 2001 but were not employed as executive officers at the end of the fiscal year 2001 (collectively, the “Named Executive Officers”).

Summary Compensation Table

						Long Term
						Compensation
						Awards

		Annual Compensation				Securities
				Other Annual		Underlying	All Other
	Fiscal		Bonus	Compensation		Options/SARs	Compensation
Name and Principal Position	Year	Salary($)	($)	($)		(#)	($)

Michael J. Quinn	2001	$330,000	—	$36,258	(1)	200,000	—
Chief Executive Officer,	2000	66,000	—	15,217	(2)	700,000	—
President and Chairman of	1999	—	—	—		—	—
the Board
Darrell F. Eckstein	2001	227,596	—	26,487	(2)	50,000	—
Interim Chief Financial	2000 (3)	—	—	—		100,000	—
Officer and Vice President	1999	—	—	—		—	—
Richard P. Lanigan	2001	175,000	—	—		50,000	—
Vice President of	2000	170,000	$24,600	—		50,000	—
Government Affairs and	1999	134,458	—	—		33,000	—
Business Development
Christopher M. Owens	2001	115,679	8,703	—		75,000	—
Vice President of	2000	—	—	—		—	—
Worldwide Marketing	1999	—	—	—		—	—
J. Stephen Wilkins(4)	2001	116,667	—	—		150,000	—
Former Vice President,	2000	—	—	—		—	—
Chief Financial Officer	1999	—	—	—		—	—
Thomas L. Kinder(4)	2001	211,486	—	—		75,000	—
Former Vice President and	2000	12,096	—	—		25,000	—
General Manager,	1999	—	—	—		—	—
U.S. Business Unit
Janet K. Castaneda(4)	2001	28,333	—	—		—	$17,951
Former Vice President	2000	170,000	26,300	—		25,000	—
of Legal Affairs	1999	140,425	—	—		40,001	—
Nancy Lince(4)	2001	37,411	—	—		—	10,213
Former Vice President of	2000	162,000	34,800	—		30,000	—
Regulatory and Clinical	1999	105,398	20,000	—		44,500	—
Affairs

(1)	Housing allowance and health insurance premiums.

(2)	Housing allowance.

(3)	Mr. Eckstein was hired 12/27/00 and received no salary for fiscal year 2000.

(4)	No longer an employee of CardioGenesis Corporation.

Option Grants in Fiscal Year 2001

      The following tables set forth information regarding stock options granted to and exercised by the Named Executive Officers during our fiscal year ended December 31, 2001.

Option Grants in Last Fiscal Year
Individual Grants(1)

					Potential Realizable
					Value at Annual Rates
	Number of	% of Total			of Stock Price
	Securities	Options			Appreciation for
	Underlying	Granted to	Exercise		Option Term(2)
	Options	Employees in	Price per	Expiration
Name	Granted	Fiscal Year	Share	Date	5%	10%

Michael J. Quinn	200,000	15%	$1.01	8/2/2011	$123,779	$316,748
Darrell F. Eckstein	50,000	4%	$1.01	8/2/2011	$30,945	$79,187
Richard P. Lanigan	25,000	2%	$1.01	8/2/2011	$15,472	$39,594
Richard P. Lanigan	25,000	2%	$2.57	5/14/2011	$40,406	$102,398
Christopher M. Owens	25,000	2%	$1.22	3/5/2011	$19,166	$48,569
Christopher M. Owens	25,000	2%	$2.57	5/14/2011	$40,406	$102,398
Christopher M. Owens	25,000	2%	$1.01	8/2/2011	$15,472	$39,594
J. Stephen Wilkins	100,000	7%	$1.45	5/1/2011	$91,190	$231,093
J. Stephen Wilkins	50,000	4%	$1.01	8/2/2011	$30,945	$79,187
Thomas L. Kinder	25,000	2%	$1.16	3/27/2011	$13,085	$37,954
Thomas L. Kinder	25,000	2%	$2.57	5/14/2011	$40,406	$102,398
Thomas L. Kinder	25,000	2%	$1.01	8/02/2011	$15,472	$39,594
Janet K. Castaneda	—	—	—	—	—	—
Nancy Lince	—	—	—	—	—	—

(1)	Each of these options was granted pursuant to our Stock Option Plan. A total of 1,366,912 shares of Common Stock issuable upon exercise of options were granted to our employees in the year ended December 31, 2001.

(2)	In accordance with the rules of the Securities and Exchange Commission, shown are the hypothetical gains or “option spreads” that would exist for the respective options. These gains are based on assumed rates of annual compounded stock price appreciation of 5% and 10% from the date the option was granted over the full option term. The 5% and 10% assumed rates of appreciation are mandated by the rules of the SEC and do not represent our estimate or projection of future increases in the price of our Common Stock.

Options Outstanding in Fiscal Year 2001

      The following table sets forth certain information for the year ended December 31, 2001 concerning exercised, exercisable and unexercisable stock options held by each of the Named Executive Officers.

Aggregate Option Exercises in Last Fiscal Year

and Fiscal Year-End Option Values

			Number of Securities
			Underlying Unexercised		Value of Unexercised
			Options at		In-the-Money Options at
	Shares		Fiscal Year-End(#)		Fiscal Year-End($)(1)
	Acquired on	Value
	Exercise(#)	Realized	Exercisable	Unexercisable	Exercisable	Unexercisable

Michael J. Quinn	—	—	294,444	605,556	$3,556	$28,444
Darrell F. Eckstein	—	—	38,889	111,111	$21,123	$47,577
Richard P. Lanigan	—	—	77,889	78,111	$444	$3,556
Christopher M. Owens	—	—	7,639	67,361	$444	$3,556
J. Stephen Wilkins	—	—	5,555	144,445	$889	$7,111
Thomas L. Kinder	—	—	22,919	77,081	$532	$3,818
Janet K. Castaneda	—	—	49,165	15,972	$—	$—
Nancy Lince	—	—	—	—	$—	$—

(1)	The value for an “in the money” option represents the difference between the exercise price of such option as determined by CardioGenesis’ Board of Directors and the closing price of CardioGenesis’ Common Stock on December 31, 2001 ($1.17), multiplied by the total number of shares subject to the option.

Amended and New Plan Benefits

      The following table sets forth, as to the executive officers named under “Summary Compensation Table” above as well as each of the Current Executive Officers and current directors who are not executive officers individually, all Current Executive Officers as a group as of March 31, 2002, all Named Executive Officers as of March 31, 2002 as a group, all directors as of March 31, 2002 who are not executive officers as a group and all other employees as of March 31, 2002 as a group the following information regarding benefits received or allocated to the persons and groups set forth below for the last completed fiscal year: (a) with respect to the Option Plan: (i) the market value of the shares of Common Stock underlying such options as of March 31, 2002 based on a closing price of $1.23 on the Nasdaq National Market on that date, minus the exercise price of such shares; and (ii) the number of shares of CardioGenesis’ Common Stock subject to options granted during the fiscal year ended December 31, 2001 under the Option Plan; (b) with respect to the Purchase Plan: (i) the market value of the shares of Common Stock issued as of March 31, 2002 based on a closing price of $1.23 on the Nasdaq National Market on that date, minus the purchase price of such shares; and (ii) the number of shares of CardioGenesis’ Common Stock issued under the Purchase Plan during the fiscal year ended December 31, 2001; and (c) with respect to the Director Plan: (i) the market value of the shares of Common Stock underlying such options as of March 31, 2002 based on a closing price of $1.23 on the Nasdaq National Market on that date, minus the exercise price of such shares; and (ii) the number of shares of CardioGenesis’ Common Stock subject to options granted under the Director Plan during fiscal year ended

December 31, 2001. A summary of the principal terms of the Option Plan is located in Appendix A to this Proxy Statement.

			1996 Employee		Directors
	Stock Option Plan		Stock Purchase Plan		Stock Option Plan

		Number of				Number of
		Shares Subject		Number of		Shares Subject
Name of Individual or	Dollar	To Options	Dollar	Shares	Dollar	to Options
Identity of Group or Position	Value($)(1)	Granted(#)	Value($)	Issued(#)	Value($)(1)	Granted(#)

Michael J. Quinn	$44,000	200,000	—	—	—	—
Chief Executive Officer, President and Chairman of the Board
Darrell F. Eckstein	11,000	50,000	—	—	—	—
Interim Chief Financial Officer and Vice President
Richard P. Lanigan	5,500	50,000	$1,091	18,182	—	—
Vice President of Government Affairs and Business Development
Michael A. Tuckerman	—	35,901	—	—	—	—
Vice President of Sales
Christopher M. Owens	5,750	75,000	—	—	—	—
Vice President of Worldwide Marketing
J. Stephen Wilkins(2)	11,000	150,000	—	—	—	—
Former Vice President, Chief Financial Officer
Thomas Kinder(2)	7,250	75,000	—	—	—	—
Former Vice President and General Manager, U.S. Business Unit
Janet K. Castaneda(2)	—	—	—	—	—	—
Former Vice President of Legal Affairs
Nancy Lince(2)	—	—	—	—	—	—
Former Vice President of Regulatory and Clinical Affairs
Jack M. Gill Ph.D.	—	—	—	—	$1,980	57,000
Director
Joseph Kletzel, II	—	—	—	—	2,280	57,000
Director
Robert L. Mortensen	—	—	—	—	1,980	57,000
Director
Robert C. Strauss	—	—	—	—	1,980	57,000
Director
All Current Executive Officers as a group	66,250	410,901	1,091	18,182	—	—
All Named Executive Officers as a group	84,500	635,901	1,091	18,182	—	—
All current directors who are not executive officers as a group	—	—	—	—	8,220	228,000
All other employees as a group	16,990	731,011	7,542	86,594	—	—

(1)	If no value is listed, stock options granted under the Stock Option Plan or the Directors Option Plan are of no value because the exercise price of the stock options is above the trading price of CardioGenesis’ Common Stock as of March 31, 2002.

(2)	No longer an employee as of March 31, 2002 and not included as Current Executive Officers.

Section 16(a) Beneficial Ownership Reporting Compliance

      Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the National Association of Securities Dealers, Inc. Executive officers, directors and greater-than-ten-percent shareholders are required by SEC regulation to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us or written representations from certain reporting persons, we believe that, with respect to 2001, all of our executive officers, directors and ten percent shareholders complied with all applicable filing requirements.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

      The Audit Committee reviews CardioGenesis’ financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for the financial statements and the reporting process. CardioGenesis’ independent auditors are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

      In this context, the Audit Committee has reviewed and discussed with management and the independent auditors the audited financial statements. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee, also, received from the independent auditors the written disclosures required by Independence Standards Board No. 1 (Independence Discussions with Audit Committees) and discussed with them their independence from CardioGenesis and its management. Additionally, the Audit Committee did consider whether the independent auditors’ provision of non-audit related services were compatible with the independent auditors’ independence.

      In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board approved, that the audited financial statements for the fiscal year ended December 31, 2001 be included in CardioGenesis’ Annual Report on Form 10-K for filing with the Securities and Exchange Commission.

Audit Committee

Robert L. Mortensen
Robert C. Strauss
Jack M. Gill

      The above report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or under the Securities Exchange Act of 1934, as amended, except to the extent that CardioGenesis specifically incorporates this information by reference, and shall not be deemed filed under such Acts.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

      The following is the Report of the CardioGenesis Compensation Committee, describing the compensation policies and rationale applicable to our executive officers with respect to the compensation paid to such executive officers for the year ended December 31, 2001. The information contained in the report shall not be deemed to be “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference into any future filing under the Securities Act of 1933, as amended or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate it by reference into such filing.

TO: Board of Directors

      The Compensation Committee (the “Committee”) of the Board of Directors reviews and approves CardioGenesis’ executive compensation policies. The Committee administers CardioGenesis’ various incentive plans, including the Stock Option Plan and the Employee Stock Purchase Plan, sets compensation policies applicable to CardioGenesis’ executive officers and evaluates the performance of CardioGenesis’ executive officers. The following is a report of the Committee describing compensation policies and rationale applicable with respect to the compensation paid to CardioGenesis’ executive officers for the fiscal year ended December 31, 2001.

      Three non-employee members of CardioGenesis’ Board of Directors, Robert L. Mortensen, Joseph R. Kletzel, II and Robert C. Strauss, served as the Compensation Committee of the Board of Directors during 2001.

Compensation Philosophy

      CardioGenesis’ executive compensation programs are designed to attract, motivate and retain executives who will contribute significantly to the long-term success of CardioGenesis and the enhancement of shareholder value. In addition to base salary, certain elements of total compensation are payable in the form of variable incentive plans tied to the performance of CardioGenesis and the individual, and in the equity-based plans designed to closely align executive and shareholder interests.

Base Salary

      Base salary for executives, including that of the chief executive officer, is set according to the responsibilities of the position, the specific skills and experience of the individual and the competitive market for executive talent. In order to evaluate the competitive position of CardioGenesis’ salary structure, the Committee makes reference to publicly available compensation information and informal compensation surveys obtained by management with respect to cash compensation and stock option grants to officers of comparable companies in the high-technology sector, CardioGenesis’ industry and its geographic location. Executive salary levels are set to approximate average rates, with the intent that superior performance under incentive bonus plans will enable the executive to elevate his total cash compensation levels that are above average of comparable companies. The Committee reviews salaries annually and adjusts them as appropriate to reflect changes in market conditions and individual performance and responsibilities.

Compensation to Chief Executive Officer in 2001

      Pursuant to an employment agreement effective September 27, 2001 which superceded an earlier letter employment agreement effective October 16, 2000, Mr. Michael Quinn, CardioGenesis’ Chief Executive Officer, received base compensation of $330,000 during 2001.

      Mr. Quinn’s base salary was initially established by the Board of Directors. It was based on the Board’s assessment that Mr. Quinn was uniquely qualified to lead CardioGenesis with his strong operational experience and history of accomplishments in the marketing and sales of products. The Board determined that his vision for CardioGenesis and his proven record of successful team building, would be pivotal to realizing the full potential of CardioGenesis.

Stock Option Plan

      The Committee believes that CardioGenesis’ Stock Option Plan is an essential tool to link the long-term interests of shareholders and employees, especially executive management, and serves to motivate executives to make decisions that will, in the long run, give the best returns to shareholders. Stock options are generally granted when an executive joins CardioGenesis, with subsequent grants also taking into account the individual’s performance and the vesting status of previously granted options. These options typically vest over a three year period and are granted at an exercise price equal to the fair market value of CardioGenesis’ Common Stock at the date of grant. The sizes of initial option grants are based upon the position, responsibilities and expected contribution of the individual. This approach is designed to maximize shareholder value over a long term, as no benefit is realized from the option grant unless the price of CardioGenesis’ Common Stock has increased over a number of years.

      In addition to the Stock Option Plan, executive officers are eligible to participate in CardioGenesis’ Employee Stock Purchase Plan. This plan allows employees to purchase CardioGenesis’ Common Stock at a price equal to 85% of the lower of the fair market value at the beginning of the offering period or the fair market value at the end of the purchase period.

      Other elements of executive benefits include life and long-term disability insurance, medical benefits and a 401(k) plan with an employer matching contribution for the fiscal year ended December 31, 2001. All such benefits are available to all regular, full-time employees of CardioGenesis.

      The foregoing report has been furnished by the Compensation Committee of the Board of Directors of CardioGenesis.

Compensation Committee

Robert L. Mortensen
Joseph R. Kletzel, II
Robert C. Strauss

STOCK PERFORMANCE GRAPH

      The Stock Performance Graph below shall not be deemed “soliciting material” or to be “filed” with the Securities and Exchange Commission, nor shall such information be incorporated by reference in any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference. The following graph and accompanying table sets forth CardioGenesis’ total cumulative shareholder return as compared to the Nasdaq Stock Market — Total Return Index (the “Nasdaq Total Return Index”) and the Nasdaq Stock Market — Medical Devices, Instruments and Supplies, Manufacturers and Distributors Total Return Index (the “Nasdaq Medical Devices Index”) from December 31, 1996 through December 31, 2001. Total shareholder return assumes $100 was invested at the beginning of the period in the Common Stock of CardioGenesis, the stocks represented in the Nasdaq Total Return Index and the stocks represented in the Nasdaq Medical Devices Index, respectively. Total return also assumes reinvestment of dividends. CardioGenesis has paid no dividends on its Common Stock. Historical stock price performance should not be relied upon as indicative of future stock price performance.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN

AMONG CARDIOGENESIS CORPORATION,
NASDAQ TOTAL RETURN INDEX,
NASDAQ MEDICAL DEVICES INDEX

ASSUMES $100 INVESTED ON JAN. 1, 1997

ASSUMES DIVIDEND REINVESTED
FISCAL YEAR ENDING DEC. 31, 2001

	1996	1997	1998	1999	2000	2001

CardioGenesis Corporation	$100.00	$67.14	$83.57	$84.29	$9.65	$13.37
NASDAQ Medical Devices Index	100.00	105.90	100.35	110.02	121.38	147.72
NASDAQ Total Return Index	100.00	122.32	172.52	304.29	191.25	152.46

OTHER MATTERS

      CardioGenesis knows of no other matters to be submitted at the 2002 Annual Meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend.

By Order of the Board of Directors

DARRELL F. ECKSTEIN
Secretary

Dated: May 3, 2002

APPENDIX A

DESCRIPTION OF THE STOCK OPTION PLAN,

AS AMENDED AND RESTATED JANUARY 2002

      Generally: CardioGenesis’ Stock Option Plan, as amended and restated in January 2002 (the “Option Plan”) was approved by the Board of Directors and the shareholders in April 1996. The total number of shares currently reserved for issuance under the Option Plan is 5,600,000 shares. In April 2002, the Board of Directors approved a further increase of 1,500,000 shares issuable under the Option Plan, which, if approved by the shareholders, would increase the total shares reserved for issuance under the Option Plan since its inception to 7,100,000 shares. The Option Plan terminates in March 2006.

      Options granted under the Option Plan may be either “incentive stock options” (ISOs), as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”) or nonstatutory options (NSOs).

      The Option Plan is not qualified under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974 (“ERISA”).

      Purpose of the Option Plan: The purposes of the Option Plan are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to employees and consultants of CardioGenesis and to promote the success of CardioGenesis’ business.

      Administration of the Option Plan: The Option Plan may be administered by the Board of Directors of CardioGenesis or by one or more Committees appointed by the Board of Directors (the “Administrator”). The Administrator has full power to select the individuals to whom Options will be granted from among the officers, directors, consultants or other employees eligible for grants, to make any combination of grants to any participant and to determine the specific terms of each grant, subject to the provisions of the Option Plan.

      The interpretation of any provision of the Option Plan by the Administrator shall be final and conclusive. Members of the Board of Directors or its Committee receive no additional compensation for their services as Administrator of the Option Plan.

      Eligibility: The Option Plan provides that Options may be granted to employees and consultants (including employees, consultants and directors of CardioGenesis and its majority-owned subsidiaries). Outside directors are excluded from participation in the Option Plan.

      Stock Options: The Option Plan permits the granting of stock options that are intended to qualify as either ISOs or NSOs. In the case of ISOs, the option exercise price for each share shall not be less than 100% of fair market value of a share of Common Stock on the date of grant of such option. In the case of NSOs, the option exercise price for each share covered shall be determined by the Administrator. The fair market value of the Common Stock shall be the closing price as of the date prior to the date of grant as reported by the NASDAQ National Market System or other stock exchange. The term of each option will be fixed by the Administrator but may not exceed ten years from the date of grant for ISOs. The Administrator will determine the time or times that each option may be exercised. No employee may be granted an Option for more than 300,000 Shares in any fiscal year; provided however that in connection with initial employment an employee may be granted up to 600,000 additional shares.

      The exercise price of Options granted under the Option Plan must be paid in full by cash, check, shares of CardioGenesis (which, in the case of shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from CardioGenesis and which have a fair market value on the exercise date equal to the aggregate exercise price of the shares as to which said Option shall be exercised) or promissory note. The Administrator may authorize as payment the retention of shares having a fair market value on the date of exercise equal to the exercise price for the total number of shares as to which the Option is exercised or it may authorize delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to CardioGenesis the amount of sale or loan proceeds required to pay the exercise price. The Administrator may

A-1

also authorize payment by any combination of the foregoing methods, as well as tax withholding with stock. For any ISO, the form of payment permitted will be stated on the notice of grant of the Option.

      In the event of termination of employment or of an Optionee’s consultancy for any reason, including retirement, an Option may thereafter be exercised (to the extent it was exercisable), for a period of ninety days, subject to the stated term of the Option. If an Optionee’s employment or consultancy is terminated by reason of the Optionee’s death or disability, the Option will in general be exercisable for twelve (12) months following death, subject to the stated term of the Option.

      To qualify as ISOs, Options must meet additional federal income tax requirements. Under current law these requirements include limits on the value of ISOs that may become first exercisable annually with respect to any Optionee, and a shorter exercise period and a higher minimum exercise price in the case of certain large shareholders.

      Stock Purchase Rights: The Option Plan permits CardioGenesis to grant stock purchase rights to purchase Common Stock of CardioGenesis (“Stock Purchase Rights”) either alone, in addition to, or in tandem with other awards under the Option Plan and/or cash awards made outside the Option Plan. Upon the granting of a Stock Purchase Right under the Option Plan, the offeree shall be advised in writing of the terms, conditions, and restrictions related to the offer, including the number of shares of Common Stock that the offeree shall be entitled to purchase, the price to be paid (which in no case shall be less than 100% of fair market value) and the time within which the offeree must accept such offer (which shall in no event exceed six (6) months from the date upon which the Administrators made the determination to grant the Stock Purchase Right), the offer shall be acceptable by execution of a restricted stock purchase agreement between CardioGenesis and the offeree.

      Unless the Administrator of the Option Plan determines otherwise, the restricted stock purchase agreement shall grant CardioGenesis a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser’s employment or consulting relationship with CardioGenesis for any reason (including death or disability). The purchase price for shares repurchased pursuant to the restricted restricted stock purchase agreement shall be the original price paid by the purchaser and may be paid by cancellation of any indebtedness of the purchase to CardioGenesis. The repurchase option shall lapse at such rate as the Administrator may determine. The restricted stock purchase agreement shall contain such other terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Administrator, and such provisions need not be the same with respect to each purchaser. Upon exercise of a Stock Purchase Right, the purchaser shall have rights equivalent to those of a shareholder of CardioGenesis. As of the date of this proxy statement, no Stock Purchase Rights have been granted under the Option Plan.

      Adjustments for Stock Dividends, Mergers etc.: The Administrator is authorized to make appropriate adjustments in connection with outstanding Options or Stock Purchase Rights to reflect stock dividends, stock splits and similar events. In the event of a merger, liquidation or similar event, the Administrator in its discretion may provide for substitution or adjustments in, or may accelerate or adjust such Options or Stock Purchase Rights.

      Amendment and Termination: The Board of Directors may amend, alter, suspend or discontinue the Option Plan at any time, but such amendment, alteration, suspension or discontinuation shall not impair any Options or Stock Purchase Rights then outstanding under the Option Plan without the participant’s consent. Additionally, no stock option shall be issued or repriced with an exercise price less than 100% of the fair market value on the date of its issuance without the approval of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders of CardioGenesis.

A-2

APPENDIX B

DESCRIPTION OF THE 1996 DIRECTOR STOCK OPTION PLAN,

AS AMENDED AND RESTATED JANUARY 2002

      Generally: In April 1996, the Board of Directors and the shareholders of the Company approved the Director Stock Option Plan as amended and restated in January 2002 (the “Director Plan”). The total number of shares currently reserved for issuance under the Director Plan is 325,000 shares. In April 2002, the Board of Directors approved a further increase of 250,000 shares issuable under the Director Plan, which, if approved, by the shareholders would increase the total shares reserved for issuance under the Director Plan since its inception to 575,000 shares. The Director Plan terminates in March 2006.

      The Director Plan is not qualified under Section 401(a) of the Code and is not subject to the Employee Retirement Income Security Act of 1974 (“ERISA”).

      Purpose: The purposes of the Director Plan are to attract and retain the best available individuals to serve as Directors of the Company and to encourage their continued service on the Board.

      Administration: Generally, the Director Plan will be administered by the Board. With respect to First Option grants and Subsequent Option grants, the Board has no discretion to determine which Directors will be granted Options, to determine the number of shares subject to Options, to determine the exercise price of the Options or to determine any terms of such Options.

      The interpretation of any provision of the Director Plan by the Administrator shall be final and binding. Members of the Board receive no additional compensation for their services in administering the Director Plan.

      Eligibility: Options may be granted only to Directors who are not employees of the Company.

      Directors’ Options: The Director Plan provides for First Option grants of 22,500 shares to each Director upon his election to the Board of Directors and Subsequent Option grants of 7,500 shares upon his re-election each year (provided that such re-election is at least six (6) months after the date of election to the Board of Directors). The option term shall be ten years, and shall be exercisable while such person remains a Director. The exercise price shall be 100% of fair market value on the date of grant. The fair market value of the Common Stock shall be the closing price as of the date prior to the date of grant as reported by the Nasdaq National Market or other stock exchange. Stock subject to an First Option shall vest as to one-third of the Shares on the first, second and third anniversary dates of the date of grant of such Option. Stock subject to an Subsequent Option shall vest as to all of Shares on the first anniversary date of the date of grant of such Option. If the Optionee ceases to serve as a Director for any reason, vesting shall cease as of the date of such termination.

      Purchase Price; Payment: The exercise price of Options granted under the Director Plan must be paid in full by cash, check, Shares of the Company (which, in the case of Shares acquired upon exercise of an Option either have been owned by the Optionee for more than six months on the date of surrender or were not acquired, directly or indirectly, from the Company and which have a fair market value on the exercise date equal to the aggregate exercise price of the Shares as to which said Option shall be exercised) or promissory note. The Administrator may authorize as payment the retention of Shares having a fair market value on the date of exercise equal to the exercise price for the total number of Shares as to which the Option is exercised or it may authorize delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds required to pay the exercise price. The Administrator may also authorize payment by any combination of the foregoing methods.

      Termination: In the event of termination of status as a Director, the Option may thereafter be exercised (to the extent it was exercisable), for a period of sixty (60) days, subject to the stated term of the Option. If an Optionee’s status as a Director is terminated by reason of the death or disability, the Option will in general be exercisable for twelve (12) months following death, subject to the stated term of the Option. Except as otherwise designated by the Board, Options are not transferable by the Optionee other than by will or the laws

B-1

of descent or distribution, and each option is exercisable during the lifetime of the Director only by such Director.

      Adjustments for Stock Dividends, Mergers, Liquidations, etc.: The Board is authorized to make appropriate adjustments in connection with outstanding Options to reflect stock dividends, stock splits and similar events. In the event of a liquidation or dissolution, to the extent an Option has not been previously exercised, it shall terminate. In the event of the merger or sale of substantially all of the assets of the Company, the Options shall be substituted or assumed by the successor corporation. If substitution or assumption is not possible, the Options shall be fully vested and exercisable, including as to shares as to which would not otherwise be exercisable, for a period of 30 days. To the extent such Options are not exercised within such period, such Options shall terminate.

      Amendment and Termination: The Board may amend, alter, suspend or discontinue the Director Plan at any time, but such amendment, alteration, suspension or discontinuation shall not impair any rights then outstanding under the Director Plan without the participant’s consent. Additionally, no stock option shall be issued or repriced with an exercise price less than 100% of the fair market value on the date of its issuance without the approval of a majority of the shares present and entitled to vote at a duly convened meeting of shareholders of CardioGenesis.

B-2

1527-PS-02

DETACH HERE	ZCRD12

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

CARDIOGENESIS CORPORATION

2002 ANNUAL MEETING OF SHAREHOLDERS
MAY 31, 2002

     The undersigned shareholder of CARDIOGENESIS CORPORATION hereby acknowledges receipt of the Notice of Annual Meeting of Shareholders and Proxy Statement, each dated May 3, 2002, and hereby appoints Michael J. Quinn and Darrell F. Eckstein or either of them, proxies and attorneys-in-fact, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2002 Annual Meeting of Shareholders of CARDIOGENESIS CORPORATION., to be held on May 31, 2002 at 2:00 p.m., local time, at CardioGenesis’ corporate headquarters, located at 26632 Towne Center Drive, Suite 320, Foothill Ranch, California, and at any adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

     PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED IF MAILED IN THE UNITED STATES.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE

CARDIOGENESIS CORPORATION

C/O EQUISERVE
P.O. BOX 43068
PROVIDENCE, RI 02940

DETACH HERE	ZCRD11

☒	Please mark votes as in this example

The Board of Directors recommends a vote “FOR all nominees” in Item 1, and “FOR” Items 2, 3, and 4.

1.	Election Directors.

Nominees: (01) Michael J. Quinn, (02) Jack M. Gill, Ph.D., (03) Joseph R. Kletzel, II, (04) Robert L. Mortensen, and (05) Robert C. Strauss

FOR ALL NOMINEES	☐	☐	WITHHELD FROM ALL NOMINEES

_________________________________________
For all nominees except as noted above

		FOR	AGAINST	ABSTAIN

2.	To ratify the appointment of PricewaterhouseCoopers LLP as the independent auditors of the Company for the fiscal year ending December 31, 2002.
3.	To approve an amendment to the Stock Option Plan to increase the number of shares of Common Stock reserved for issuance by 1,500,000 shares.
4.	To approve an amendment to the Director Stock Option Plan to increase the number of shares of Common Stock reserved for issuance by 250,000 shares.
5.	To transact such other business as may properly come before the meeting.

MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT

Please sign exactly as name appears hereon. Joint owners should each sign. Executors, administrators, trustees, guardians or other fiduciaries should give full title as such. If signing for a corporation, please sign in full corporate name by a duly authorized officer.

Signature: ___________________ Date:________ Signature:__________________ Date:_________